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                                                                Exhibit 10.2


                                 EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT (the "Agreement"), dated effective January 2, 1997, by and between Condor Technology Group, Inc., a Delaware corporation (the "Company"), and Kennard F. Hill ("Employee").

                                 PRELIMINARY RECITALS


    WHEREAS, the Company has been formed to execute a plan to consolidate a limited number of information technology of companies (the "Business") and to make an initial public offering ("IPO") common stock of the consolidated company to the public (the "Plan");

    WHEREAS, the Company is in the process of identifying and evaluating companies that may meet its criteria to join with it in the planned consolidation, to be followed by negotiations on merger agreements with the companies;

    WHEREAS, Hill has extensive experience in the information technology field;

    WHEREAS, the Company desires to employ Hill as its President and Chief Executive Officer;

    NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.   Employment.

         1.1 Engagement of Employee. The Company agrees to employ Employee as its President and Chief Executive Officer of the Company, and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

         1.2 Duties and Powers. At all times during the Employment Period (as defined herein), the Company agrees that Employee will serve as the President and Chief Executive Officer; provided, however, that Employee shall resign as President of the Company effective upon the closing of the Company's initial public offering of Common Stock. He shall have such other responsibilities, duties and authorities, and will render such services for the Company and its affiliates as the Board of Directors of the Company (the "Board") shall from time to time reasonably direct.

         1.3 Employment Period. Employee's employment under this Agreement shall be for a period of three years commencing January 1, 1997 (the "Initial Employment Period") unless the Company fails to execute its planned IPO during 1997, in which case the term of this Agreement will end at the time the Company ceases its efforts to execute the IPO but not sooner than December 31, 1997. Provided the Company successfully consummates the IPO, this Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or
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Employee, as the case may be, provides written notice within thirty (30) days prior to the termination of any such period, stating its/his desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 1.4 below.

         1.4  Termination of Employment.

              (a) Termination by Company For Cause . The Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing at any time, (i) for "Cause" or (ii) due to the death or the Disability of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to Section
         6.6 hereof, except in the case of the death, in which case such termination shall become effective immediately upon the death of Employee.

         "Cause," as used herein, means the occurrence of any of the following events:

              (i) willful and material fraud or dishonesty in connection with the Employee's performance hereunder;

              (ii) the failure of Employee to substantially perform his duties hereunder that results in material harm to the Company;

              (iii) the conviction for, or plea or nolo contendere to, a charge of commission of a felony;;

              (iv) subject to (v) below, a material breach by Employee of any of the terms and conditions of this Agreement after (A) written notice is delivered to Employee describing such breach and (B) Employee has failed to cure or take substantial steps to cure such breach after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 60 days); or

              (v) a material breach by Employee of any of the terms, conditions or covenants set forth in Section 3 of this Agreement.

         Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, for a total period of 180 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the Board will take into
         consideration the expert      medical opinion of a physician chosen by
         the Company as well as a physician chosen by Employee, after such physician has completed an examination of Employee. Employee agrees to make himself available for such examination upon the reasonable request of the Company.
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              (b) Termination  for Good Reason. Employee shall have the right at any time to terminate his employment with the Company for any "good reason." For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 1.4(c) below, the Employee shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

                   (i) a material breach by the Company of the compensation and benefits provisions of Section 2 hereof;

                   (ii) a material breach by the Company of any other term of this Agreement.

              (c) Notice and Opportunity to Cure. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Employee's employment for "cause" and the Employee's right to terminate for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and
         (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30 day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the breaching party as made and continues to make a diligent effort to effect such remedy or cure.

    2.   Compensation and Benefits.

         2.1 Salary. In consideration of Employee performing his duties under this Agreement during the Employment Period, the Company will pay Employee a base salary ("Base Salary") as follows:

              (a) Pre-IPO. From the effective date of this Agreement until the closing of the IPO, Employee shall receive a base salary at a rate of $216,000 per annum;

              (b) Post-IPO. From and after the successful consummation of the IPO Employee shall receive a base salary at a rate of $300,000 per annum(the "Base Salary").

    The Base Salary shall be payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased) from time to time during the Employment Period, as determined by the Board, in its sole discretion.

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         2.2 Stock Sale. In consideration for his agreement to accept this engagement and in consideration of the consulting services provided to date by Employee, the Company promises to sell to Hill a total of 1,000,000 shares of its common stock, before giving effect to a reverse stock split to be made in connection with the Company's IPO, as soon as practicable following the execution of this document.

         2.3 Stock Options. Employee shall be granted options to purchase 100,000 shares of common stock of the Company, exercisable at the IPO price and vesting over three years under the Company's 1997 Long-Term Incentive Plan.

         2.4 Bonus. Employee shall participate in an Executive Compensation Program to be established by the Company (the "Bonus Program") under which Employee shall be entitled to a bonus based on the financial performance of the Company. All bonuses awarded to Employee hereunder shall be payable in accordance with Company policy.

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         2.5  Compensation After Termination During Employment Period.

              (a) If the Company shall terminate Employee's employment during the first twelve months of the Employment Period for any reason (other than for "Cause" pursuant to Section 1.4 of this Agreement) or Employee shall terminate his employment during the first twelve months for good reason as defined in Section 1.4(b), Employee shall be entitled to receive his accrued benefits and as severance (A) his Base Salary for the period of time which would have been remaining in the Initial Employment Period or any Renewal Period (the "Severance Period"), (B) his pro rated bonus, as determined by the Board in its good faith judgment, for the period of any fiscal year prior to the termination date, (C) all options to purchase shares of the Company's common stock held by Employee immediately prior to termination of employment shall become immediately vested and exercisable and, subject to the terms of the Company's Long-Term Incentive Plan, shall remain exercisable for the duration of the Severance Period and (D) a continuation for the Severance Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Employee is participating; provided however, that the Company's obligation to provide such coverage shall be terminated if the Employee obtains comparable coverage from another employer at any time during the Severance Period. The Employee shall be entitled, at the expiration of the Severance Period to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code. If the Company terminates Employee's employment other than for Cause as defined in Section 1.4 between the twelfth and thirty-sixth month or during a Renewal Period, or if the Employee terminates his employment other than for good reason as defined in
         Section 1.4(b) between the twelfth and thirty-sixth month or during a Renewal Period, Employee shall be entitled to receive severance pay equal to 100% of his Base Salary for the period of time which would have been remaining in the Initial Employment Period or any Renewal Period and ("Severance Pay").

              (b) If the Company shall terminate Employee's employment during the Employment Period pursuant to Section 1.4, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Sections 3 and 4 hereof at law or in equity).

         2.6 Benefits, Expenses and Pension Plan. During the Employment Period, the Company agrees to provide to Employee such vacation and other health and insurance benefits as are generally provided, from time to time, to senior officers of the subsidiaries of Condor.
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    3.   Covenants.

         3.1  Employee's Acknowledgment.  Employee acknowledges that:

              (i) the Company is and will be engaged in the Business during the Employment Period and thereafter;

              (ii) Employee is one of a limited number of persons who will develop the Business;

              (iii) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement, and during such period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

              (iv) the agreements and covenants contained in this Section 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company entering into this Agreement;

              (v) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement.

              (vi) Employee has means to support himself and his dependents other than by engaging in the Business and the provisions of this
         Section 3 will not impair such ability.

         3.2  Non-Compete.   Subject to the provisions of Section 4, Employee
    hereby agrees that during the Employment Period and hereafter through the period ending six months after the last day of the Initial Employment Period and any Renewal Period during which the termination date occurred, as the case may be (collectively, the "Restrictive Period"), he shall not, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                   (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the information technology business in direct competition with the Company in any community in which the Company is doing business during the term of this Agreement (the "Territory");

                   (b) call upon any person who is, at that time, within the Territory, an employee of the Company or any of its subsidiaries in a managerial capacity for the purpose or with the intent of
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enticing such employee away from or out of the employ of the Company; provided, that the Employee shall be permitted to call upon and hire any member of his or her immediate family.

    Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Employee from acquiring as an investment not more than one (1%) percent of the capital stock of a competing business whose stock is traded on a national securities exchange or over the counter so long as the Employee does not consult with or is not employed by such competitor.

    3.3 Interference with Relationships. Other than in the performance of his duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity solicit or encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company or any of its subsidiaries with respect to the Business engaged in by the Company and its subsidiaries in the Territory.

    3.4 Confidential Information. Other than in the performance of his duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, employees, suppliers, construction, manufacturing and servicing methods, equipment, programs, strategies and information, analyses, profit margins, or other proprietary information used by the Company or any of its subsidiaries in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

    3.5 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined) too lengthy or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest Territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.
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    3.6  Remedies.  Employee acknowledges and agrees that the covenants set forth in this Section 3 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches or threatens to breach any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any damages which it is able to prove.

    4.   Effect of Termination.

         4.1 For Cause or Voluntary Quitting. If the Employee should terminate Employee's employment during the Employment Period other than for good reason as defined in Section 1.4(b) or the Company should terminate Employee's employment for Cause pursuant to Section 1.4(a), then, notwithstanding such termination, the provisions contained in Sections 3 hereof shall remain in full force and effect.

              4.2 Other than for Cause. If the Company should terminate Employee's employment prior to the passage of twelve months from the date of this Agreement other than for Cause as defined in Section 1.4 or Employee shall terminate his employment during the first twelve months for good reason as defined in Section 1.4(b), then

                   (i) the provisions and covenants of Section 3.2  and 3.3
              shall have no effect and shall be unenforceable, and

                   (ii) Employee shall be entitled to receive all of the
              benefits payable under this Agreement for the balance of the Initial Employment Period.

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    5.   Miscellaneous.

         5.1 Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any affiliate of the Company to which the Business of the Company is assigned at any time, any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company or (ii) in connection with the sale of the Business by the Company provided, however, for any such assignment of obligations Company shall guarantee thereof by such assignee unless Employee expressly, in writing, releases Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

         5.2 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements, with respect to the subject matter hereof. In particular, the agreement between the parties made effective as of October 1, 1996 pursuant to which Hill was appointed to the Board of Directors and all amendments thereto, herein incorporated by reference, is terminated, and neither party has any duty or liability under that agreement.

         5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         5.4 Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

         5.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. To the extent that any provision of this Agreement is inconsistent with the laws of the State of Delaware, the parties agree to be governed and abide by the law of the State of Delaware.

         5.6 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and
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shall be deemed to have been properly served if (a) delivered personally,
(b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or
(d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

    If to Employee:

                   Kennard F. Hill
                   134 Pembroke Lane
                   Wichita Falls, Texas  76301


              (b)  If to the Company:
                   Condor Technology Group, Inc.
    1650 Tysons Boulevard
    Sixth Floor
    McLean, Virginia  22102

                   Attention: J. Marshall Coleman

    or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission,
    (ii) three days after the date of mailing if sent by certified or registered mail or (iii) one day after date of delivery to the overnight courier if sent by overnight courier.

    5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to the other.

    5.8 Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

    5.9 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
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                             COMPANY:


                             By:  /s/ J. Marshall Coleman
                                  ------------------------------------
                                  J. Marshall Coleman



                             EMPLOYEE:


                             /s/ Kennard F. Hill
                             ------------------------------------------
                             Kennard F. Hill







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